1 EXHIBIT 10.13 FIRST AMENDMENT TO THE FEDERAL SIGNAL CORPORATION 2015 EXECUTIVE INCENTIVE COMPENSATION PLAN This First Amendment to the Federal Signal Corporation 2015 Executive Incentive Compensation Plan (the “Plan”) was approved by the Board of Directors of Federal Signal Corporation on July 24, 2017. WHEREAS, Federal Signal Corporation (the “Company”) maintains the Plan; WHEREAS, the Board of Directors of the Company (the “Board”) now deems it desirable to amend the Plan in certain respects; and WHEREAS, this First Amendment of the Plan shall supersede and amend the provisions of the Plan set forth below in their entirety. NOW THEREFORE, by virtue and in the exercise of the powers reserved to the Board, under Section 15 of the Plan, the Plan is hereby amended in the following respects: 1. Section 7(d) of the Plan is amended in its entirety to read as follows: 7. Options. (d) Method of Exercise and Form of Payment. Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (C) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised. Any fractional shares of Common Stock shall be settled in cash. Notwithstanding the foregoing, the Committee may, in its sole discretion, implement a provision with respect to Options providing that if, on the last day of an Option Period, the Participant has not then exercised such Option and such Option meets certain criteria as may be established by the Committee, such Option shall be deemed to have been exercised by the Participant on the last day of the Option Period by virtue of a net exercise and the Company shall make the appropriate payment to such Participant after complying with applicable withholding tax requirements, if any, attributable to such exercise, but in no event exceeding the maximum statutory tax rates (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion. .

2 2. Section 8(c) of the Plan is amended in its entirety to read as follows: 8. Stock Appreciation Rights. (c) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, the Committee may, in its sole discretion, implement a provision with respect to SARs providing that if, on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment to such Participant after complying with applicable withholding tax requirements, if any, attributable to such exercise, but in no event exceeding the maximum statutory tax rates (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion. 3. Section 16(c)(i) and (ii) of the Plan are amended in its entirety to read as follows: 16. General. (c) Tax Withholding. (i) A Participant shall be required to pay to the Company or any of its Affiliates, and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to comply with applicable withholding tax requirements for the payment of such withholding and taxes. In no event shall the amount of such tax withholding exceed the maximum statutory tax rates (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion. (ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by: (A) the delivery of shares of Common Stock owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to comply with applicable withholding tax requirements, if any, attributable to such taxable event, but in no event exceeding the maximum statutory tax rates (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion; or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award having a Fair Market Value at the date of the applicable taxable event determined by the Committee to comply with applicable withholding tax requirements, if any, attributable to such taxable event, but in no event exceeding the maximum statutory tax rates (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion. * * * Except as modified by this First Amendment, all terms and provisions of the Plan shall remain in full force and effect.